Exhibit 99.2

SAUSALITO, Calif.--(BUSINESS WIRE)--Sept. 14, 2006--Please replace the release dated Sept. 13, 2006 with the following corrected version due to multiple revisions including the headline. The headline should read: Triton Distribution Systems Signs Letter of Intent with Beijing International Air Transport Association Information Technology Company to Offer Its Travel Sellers the Ability to Clear Transactions in China (sted Triton Distribution Systems Signs Agreement with International Air Transport Association China to Offer its Travel Sellers the Ability to Clear Transactions in China)

The corrected release reads:

TRITON DISTRIBUTION SYSTEMS SIGNS LETTER OF INTENT WITH BEIJING INTERNATIONAL AIR TRANSPORT ASSOCIATION INFORMATION TECHNOLOGY COMPANY TO OFFER ITS TRAVEL SELLERS THE ABILITY TO CLEAR TRANSACTIONS IN CHINA

Triton Distribution Systems, Inc. (OTCBB:TTDS - News), a next generation web-based travel distribution service provider, announced today it has signed a letter of intent with Beijing International Air Transport Association Technology Company, Ltd., a wholly-owned subsidiary of IATA. This letter of intent will allow Triton to clear electronic billing and settlement transactions between travel agencies outside of China and Chinese tour operators, hotels, car rental companies and airlines.

Beijing IATA's Billing and Settlement Plan is a system designed to facilitate and simplify the selling, reporting and remitting procedures of IATA Accredited Passenger Sales Agents and improve financial control and cash flow for Billing and Settlement Plan airlines.

By incorporating Beijing IATA's billing and settlement system, Triton's affiliate of agencies and airlines can book travel products within China and have the billing and settlement process managed by Beijing IATA. This ground-breaking agreement marks the first time a company outside of China has developed a billing and settlement system between travel agencies outside of China and domestic travel suppliers within China.

"We are pleased to partner with Beijing IATA as its services will facilitate billing and settlement efficiency for travel agencies," said Gregory Lykiardopoulos, Chairman and CEO for Triton. "Triton's ability to clear transactions in China marks an industry first and opens doors for similar arrangements in the global marketplace."

About Triton Distribution Systems

Triton Distribution Systems is a pioneer in low-cost, business-to-business Internet-based travel distribution and procurement solutions. Triton provides the electronic distribution of travel inventory from airlines, car rental companies, hotels, tour and cruise operators, and other travel sellers to travel agencies and their clients on a global basis. Triton's proprietary products and services fill crucial needs in the travel industry, and offer product, pricing, and marketing advantages. Triton has developed a broad-based suite of products, including ReservationExpert (TM), CruiseExpert(TM) and TourExpert(TM) -- its keystone technology for use by travel agents.

Forward-Looking Statements

This news release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

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http://www.b2i.us/irpass.asp?BzID=1391&to=ea&s=0

Contact:
Triton Distribution Systems
Netta Conyers Haynes, 415-339-4649
nettah@tritonds.com
or
Capital Group Communications, Inc.
Anthony Evans/James Hsu, 415-332-7200 (Investors)
triton@capitalgc.com